UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2025

FORGE INNOVATION DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-218248	81-4635390
(State or other jurisdiction of incorporation or organization)	Commission File No.	IRS Employer Identification No.

6280 Mission Blvd., Suite 205

Jurupa Valley, CA 92509

(Address of principal executive offices)

(626) 986-4566

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Explanatory Note (Late Filing Notice)

The Company acknowledges that this Current Report on Form 8-K is being filed after the four-business-day period required by applicable SEC rules due to internal administrative delay. The Company is voluntarily providing this disclosure to ensure complete and transparent reporting of the material event that occurred on July 27, 2025.

Item 1.02 — Termination of a Material Definitive Agreement

To the extent the release and return described under Item 2.01 below constitutes a termination, unwinding or release of material obligations under the Asset Purchase Agreement executed on March 24, 2023 between Forge and Legend LLC (and related documentation), the Company is providing this disclosure under Item 1.02. In connection with the completion of the disposition, Legend LLC returned to the Company 1,967,143 shares of Forge common stock originally issued at the closing of the 2023 transaction.

Item 2.01 — Completion of Disposition of Assets

On July 27, 2025, Forge Innovation Development Corp. (the “Company” or “Forge”) completed an internal restructuring transaction involving its partnership interest in Legend International Investment LP (“Legend LP”). Pursuant to a mutual agreement between Forge and Legend Investment Management LLC (“Legend LLC”), the prior seller of the interest, Forge voluntarily released, transferred and returned its fifty-one percent (51%) partnership interest in Legend LP to Legend LLC. The transaction was effected without any cash consideration and represents a non-cash internal return of equity interests previously acquired under the Asset Purchase Agreement dated March 24, 2023.

In connection with the release, Legend LLC concurrently returned to the Company an aggregate of 1,967,143 shares of Forge common stock that had been originally issued to Legend LLC as consideration for the 2023 acquisition. As a result of the foregoing, Legend LP ceased to be a subsidiary or consolidated entity of the Company, and Forge no longer holds any ownership, management, voting, or financial rights in or to Legend LP. The decision was duly authorized and approved by the Company’s Board of Directors at a special meeting held on July 27, 2025.

The foregoing description of the internal restructuring and equity return is qualified in its entirety by reference to the Statement Regarding the Release and Return of Partnership Interest in Legend International Investment LP, dated July 27, 2025, filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 — Other Events

As noted in the attached Statement (Exhibit 99.1), the Company acknowledges that the divestiture constitutes a material subsequent event under U.S. GAAP (ASC 855) and SEC Regulation S-K and will be formally disclosed and discussed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2025, including the financial and accounting impact of the transaction.

Item 9.01 — Financial Statements and Exhibits

(b) Pro Forma Financial Information. The Company intends to file the pro forma financial information required by Article 11 of Regulation S-X by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this filing.

(d) Exhibits.

Exhibit No.	Description
99.1	Statement Regarding the Release and Return of Partnership Interest in Legend International Investment LP, dated July 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the Company’s ability to complete any required filings, the financial impact of the disposition, operating results and liquidity, and other factors described in the Company’s SEC filings. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGE INNOVATION DEVELOPMENT CORP.

By:	/s/ Patrick Liang
Name:	Patrick Liang
Title:	President and Chief Executive Officer

Date: October 20, 2025